Exhibit 3.37

CERTIFICATE OF INCORPORATION

OF

DELL CUSTOMER SERVICES CORPORATION

FIRST: The name of the corporation is DELL CUSTOMER SERVICES CORPORATION.

SECOND: The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of capital stock of the corporation shall be one thousand (1,000) shares of Common Stock of the par value of $.01 per share.

FIFTH: The incorporator of the corporation is Michael S. Dell, 9505 Arboreturm Blvd., Austin, Texas 78720-0495.

SIXTH: The name and mailing address of the person who is to serve as the director of the corporation until the appropriate annual meeting of stockholders or until his successor is elected and qualified is as follows:

Name	Mailing Address
Michael S. Dell	9505 Arboretum Blvd. Austin, Texas 78720-0495

The number of directors of the corporation shall be fixed as specified or provided for in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws shall so provide. No stockholders of the corporation shall have any right to cumulate votes in the election of directors.

SEVENTH: Except as otherwise provided by statute, any action that might have been taken at a meeting of stockholders by a vote of the stockholders may be taken with the written consent of stockholders owning (and by such written consent, voting) in the aggregate not less than the minimum percentage of the total number of shares that by statute, this Certificate of Incorporation or the by-laws are required to be voted with respect to such proposed corporate action; provided, however, that the written consent of a stockholder who would not have been entitled to vote upon the action if a meeting were held shall not be counted; and further provided, that prompt notice shall be given to all stockholders of the taking of such corporate action without a meeting if less than unanimous written consent of all stockholders who would have been entitled to vote on the action if a meeting were held is obtained.

EIGHTH: In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation or adopt new by-laws, without any action on the part of the stockholders; provided, however, that no such adoption, amendment, or repeal shall be valid with respect to by-Law provisions which have been adopted, amended, or repealed by the stockholders; and further provided, that by-laws adopted or amended by the directors and any powers thereby conferred may be amended, altered, or repealed by the stockholders.

NINTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended to further limit or eliminate such liability. Moreover, the corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

TENTH: The corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation or by-laws of the corporation, from time to time, to amend the Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

IN WITNESS WHEREOF, the urdersigned has hereunto set his hand this 7th day of January, 1988.

/s/ Michael S. Dell
Michael S. Dell

FILE HEADER

FILE NBR	2148792

FILE NBR:

SRV NBR:	7290540115

SEQ NBR:

DATE FILED:	02-23-1989

TIME FILED:	14 : 00

DOC TYPE:	0242N

SCAN OPERATOR:

SCAN DATE:

THE CORPORATION TRUST COMPANY

DATE SUBMITTED February 23, 1989

Pursuant to counsel’s instructions,

submitted for filing by:

The Corporation Trust Company	FILE DATE February 23, 1989

M. A. Brzoska: tk	TIME 2 p.m.

FILER’S NO. 00010

NAME OF COMPANY	Dell Customer Services Corporation
Changing Name to: DELL RESEARCH AND DEVELOPMENT CORPORATION RES. NO. 7287418

FILE NUMBER 21487-92

TYPE OF DOCUMENT	CERTIFICATE OF AMENDMENT	SECTION NO. 242 N

CHANGES NAME

CHANGES AGENT/OFFICE

STOCK $

TO $

FRANCHISE TAX $

Filing Fee Tax	$ 15,00

Receiving and Indexing	$

NO. 2 Certified Copies	$

NO. _____ PAGES (If prepared by the Division of Corp.)	$

OTHER Please furnish us with one Certificate in Re Change of Name.	$

OTHER	$

TOTAL	$

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

DELL CUSTOMER SERVICES CORPORATION

DELL CUSTOMER SERVICES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST:	The name of the Corporation is Dell Customer Services Corporation.

SECOND:

The Board of Directors of the Corporation, acting by unanimous written consent pursuant to the Corporation’s By-laws and Section 141(f) of the General Corporation Law of the State of Delaware, did duly consent to, approve and adopt the following resolution:

RESOLVED, that the Board of Directors finds it to be advisable and in the best interest of the Corporation that the Certificate of Incorporation be amended in the following manner:

The Article numbered FIRST of the Certificate of Incorporation is amended so as to read in its entirety as follows:

“FIRST: The name of the corporation is DELL RESEARCH AND DEVELOPMENT CORPORATION.”

THIRD:

The stockholders of the Corporation, acting by written consent pursuant to the Corporation’s Certificate of Incorporation and to Section 228 of the General Corporation Law of the State of Delaware, did duly consent to, approve and adopt the aforesaid amendment to the Certificate of Incorporation of the Corporation.

FOURTH:	The aforesaid amendment has been duly adopted in accordance with the provisions of Sections 242, 141(f) and 228 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed on its behalf by the stockholder, this 1st day of February, 1989.

DELL INTERNATIONAL INCORPORATED

By:	/s/ E. Lee Walker, President
E. Lee Walker, President

4

FILE HEADER

FILE NBR	2148792

FILE NBR:

SRV NBR:	729131049

SEQ NBR:

DATE FILED:	05-1l-1989

TIME FILED:	10:00

DOC TYPE:	0242N

SCAN OPERATOR:

SCAN DATE:

THE CORPORATION TRUST COMPANY

DATE SUBMITTED May 11, 1989

Pursuant to counsel’s instructions,
submitted for filing by:

The Corporation Trust Company	FILE DATE May 11, 1989

M. A. Brzoska:cd	TIME 10 a.m.

FILER’S NO. 00010

NAME OF COMPANY	Dell Research and Development Corporation
CHANGING NAME TO: DELL PRODUCTS CORPORATION
RES. NO. 7298680

FILE NUMBER 21487-92

TYPE OF DOCUMENT	CERTIFICATE OF AMENDMENT	SECTION NO. 242 N

CHANGES NAME

CHANGES AGENT/OFFICE

STOCK $

TO $

FRANCHISE TAX $

Filing Fee Tax	$ 15 : 00

Receiving and Indexing	$

NO. 2 Certified Copies	$

NO. _____ PAGES (If prepared by the Division of Corp.)	$

OTHER Please furnish us with one Certificate in Re: Change of Name.	$

OTHER	$

TOTAL	$

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

DELL RESEARCH AND DEVELOPMENT CORPORATION

DELL RESEARCH AND DEVELOPMENT CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST:	The name of the Corporation is Dell Research and Development Corporation.

SECOND:

The Board of Directors of the Corporation, acting by unanimous written consent pursuant to the Corporation’s By-laws and Section 141(f) of the General Corporation Law of the State of Delaware, did duly consent to, approve and adopt the following resolution:

RESOLVED, that the Board of Directors finds it to be advisable and in the best interest of the Corporation that the Certificate of Incorporation be amended in the following manner:

The Article numbered FIRST of the Certificate of Incorporation is amended so as to read in its entirety as follows:

“FIRST: The name of the corporation is DELL PRODUCTS CORPORATION.”

THIRD:

The stockholders of the Corporation, acting by written consent pursuant to the Corporation’s Certificate of Incorporation and to Section 228 of the General Corporation Law of the State of Delaware, did duly consent to, approve and adopt the aforesaid amendment to the Certificate of Incorporation of the Corporation.

FOURTH:	The aforesaid amendment has been duly adopted in accordance with the provisions of Sections 242, 141(f) and 228 of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed on its behalf by G. Glenn Henry, its sole officer and director, and attested to by G. Glenn Henry, its Secretary, this 8th day of May, 1989.

DELL RESEARCH AND DEVELOPMENT CORPORATION

By:	/s/ G. Glenn Henry
G. Glenn Henry, Director and Vice President

Attest:

/s/ G. Glenn Henry
G. Glenn Henry, Secretary

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CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is

DELL PRODUCTS CORPORATION

2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on September 30, 1998.

/s/ TOM GREEN
TOM GREEN, Vice President

DE BC D-:COA CERTIFICATE OF CHANGE 03/96

CERTIFICATE OF MERGER

MERGING

DELL PRODUCTS GEN. P. CORP.

INTO

DELL PRODUCTS CORPORATION

Pursuant to Section 251 of the Delaware General Corporation Law, the undersigned corporation does hereby certify:

FIRST: That the name and state of incorporation of each of the constituent corporations to the merger are as follows:

Name	State of Incorporation
Dell Products Gen. P. Corp.	Delaware

Dell Products Corporation	Delaware

SECOND: That an Agreement of Merger between the above two constituent corporations has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware General Corporation Law.

THIRD: That the name of the Surviving Corporation will be “Dell Products Corporation”.

FOURTH: That the existing Certificate of Incorporation of Dell Products Corporation shall be the certificate of incorporation of the Surviving Corporation.

FIFTH: That the executed Agreement of Merger is on file at the office of the Surviving Corporation at One Dell Way, Round Rock Texas 78682.

SIXTH: The Merger shall become effective at 11:59 p.m., Eastern time, on June 30, 2003.

SEVENTH: That a copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, Thomas B. Green, Senior Vice President and Secretary of Dell Products Corporation, has caused this Certificate of Merger to be executed by its duly authorized officer this 30th day of June 2003.

By:	/s/ THOMAS B. GREEN
Name:	Thomas B. Green
Title:	Senior Vice President and Secretary